Exhibit 99.1

US GOLD CANADIAN ACQUISITION CORPORATION ANNOUNCES REDEMPTION OF ALL OUTSTANDING EXCHANGEABLE SHARES AND EXERCISE OF REDEMPTION CALL RIGHT
BY US GOLD ALBERTA ULC

TORONTO, ONTARIO (MARCH 26, 2012) — MCEWEN MINING INC. (NYSE & TSX: MUX) announces that its subsidiary, US Gold Canadian Acquisition Corporation (TSX: UXE) has established a redemption date in respect of all of its outstanding Exchangeable Shares on May 30, 2012 (the “Redemption Date”) and that US Gold Alberta ULC (“Callco”) has elected to exercise its overriding redemption call right to acquire all of the outstanding Exchangeable Shares (other than Exchangeable Shares held by McEwen Mining Inc. and its subsidiaries) on the business day immediately prior to the Redemption Date, being May 29, 2012.

The foregoing only impacts holders of exchangeable shares of US Gold Canadian Acquisition Corp (TSX: UXE). These are not the same exchangeable shares issued in connection with McEwen Mining’s recent acquisition of Minera Andes Inc. If you hold shares of McEwen Mining — Minera Andes Acquisition Corp. (TSX: MAQ) this redemption date and call right does not impact you.

By way of background, McEwen Mining Inc. (then known as US Gold Corporation) acquired three Canadian public companies in 2007:  Tone Resources, Nevada Pacific Gold, and White Knight Resources. In connection with this transaction, US Gold Canadian Acquisition Corporation issued an aggregate of 43 million Exchangeable Shares which were listed on the TSX under the symbol UXE.

On May 29, 2012, Callco will acquire each of these Exchangeable Shares not yet redeemed for shares of McEwen Mining for purchase consideration of one share of McEwen Mining Inc. common stock (“McEwen Mining Common Stock”). McEwen Mining Common Stock trades on the NYSE and TSX under the symbol MUX.

Registered holders of Exchangeable Shares must deliver their share certificates and accompanying documentation to Computershare Investor Services Inc. in order to receive shares of McEwen Mining Common Stock.

Notice of the redemption of Exchangeable Shares and the exercise by Callco of its redemption call right and a Letter of Transmittal, will be mailed to holders of Exchangeable Shares.  Copies of these documents will be filed on the Canadian System for Electronic Document Analysis and Retrieval (SEDAR) at www.sedar.com under the profile of US Gold Canadian Acquisition Corporation.  Holders of Exchangeable Shares should follow the instructions in these materials to ensure they receive the shares of McEwen Mining Common Stock they are entitled to receive.

After May 29, 2012, former holders of Exchangeable Shares will not have any rights as holders thereof other than the right to receive shares of McEwen Mining Common Stock.

Holders of Exchangeable Shares may continue to exercise their retraction rights and exchange their Exchangeable Shares for shares of McEwen Mining Common Stock at any time before May 29, 2012.  For additional information about how to exchange their Exchangeable Shares before May 29, 2012, holders of Exchangeable Shares should contact Computershare Investor Services Inc. at 1-800-564-6253 or by e- mail to corporateactions@computershare.com.

The Corporation intends to apply to the Toronto Stock Exchange to have the Exchangeable Shares delisted after May 29, 2012.  The Corporation also intends to apply to the securities regulatory authorities to cease to be a reporting issuer after the Redemption Date.

About McEwen Mining (www.mcewenmining.com)

The objective of McEwen Mining is to qualify for inclusion in the S&P 500 by 2015 by creating a high growth, low-cost, mid-tier silver producer focused in the Americas. McEwen Mining’s principal assets consist of the following:

Production

•             San José mine (Santa Cruz, Argentina) - McEwen Mining holds a 49% interest in Minera Santa Cruz SA, owner of the San José Silver-Gold Mine that is located near Goldcorp’s Cerro Negro project in Argentina. During 2011, the mine produced 5.9 million ounces silver and 80,000 ounces gold (100% basis). Estimated 2012 production is expected to total 5.7 million ounces silver and 85,000 ounces gold (100% basis). On February 24, 2012 McEwen Mining received its first dividend payment totaling US$9.4 million, representing proceeds from operations in the Fourth Quarter. We expect dividends to continue on a quarterly basis.

Development

•             El Gallo Complex (Sinaloa, Mexico) - first phase of production is expected to commence July 2012 and to produce 30,000 ounces of gold per year. The second phase of production is expected to commence in 2014 and to produce 5 million ounces of silver and 40,000 ounces of gold per year.

•             Gold Bar Project (Nevada, US) - forecasted to produce 50,000 ounces of gold per year at a cash cost of US$665 per ounce. In November 2011, a Preliminary Feasibility Study for the Gold Bar project was completed. Management anticipates an 18 — 36 month permitting phase followed by a 10 — 12 month construction period.

•             Los Azules Project (San Juan, Argentina) - drilling program is currently underway. Los Azules is one of the world’s largest undeveloped copper deposits.

Exploration

•             The Company has a large portfolio of exploration properties in Argentina, Nevada and Mexico. In 2012, McEwen Mining is planning to spend approximately US$37.5 million on grass-roots exploration.

McEwen Mining has 267,084,203 shares issued and outstanding. Rob McEwen, Chairman, President and CEO, owns 25% of the shares of the Company. As of February 29, 2012, McEwen Mining had cash and liquid assets of US$78.8 million, comprised of cash of US$51.5 million, marketable securities of US$1.4 million, and silver and gold bullion at market value of US$25.9 million. The Company continues to hold a significant portion of its treasury in bullion with the belief that prices will continue to rise.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This press release contains certain forward-looking statements and information, including “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements and information expressed, as at the date of this press release, McEwen Mining Inc.’s (the “Company”) estimates, forecasts, projections, expectations or beliefs as to future events and results. Forward-looking statements and information are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, economic and competitive uncertainties, risks and contingencies, and there can be no assurance that such statements and information will prove to be accurate. Therefore, actual results and future events could differ materially from those anticipated in such statements and information. Risks and uncertainties that could cause results or future events to differ materially from current expectations expressed or implied by the forward-looking statements and information include, but are not limited to, risks related to business integration as a result of the business combination between US Gold and Minera Andes, factors associated with fluctuations in the market price of precious metals, mining industry risks, political, economic, social and security risks associated with foreign operations, risks related to litigation including specifically but not limited to ongoing litigation with respect to the Los Azules property which if resolved adversely to the Company, would materially affect the Company’s ability to develop the Los Azules project, property title, the state of the capital markets, environmental risks and hazards, uncertainty as to calculation of mineral resources and reserves and other risks. Readers should not place undue reliance on forward-looking statements or information included herein, which speak only as of the date hereof. The Company undertakes no obligation to reissue or update forward-looking statements or information as a result of new information or events after the date hereof except as may be required by law. On January 24, 2012, US Gold Corporation and Minera Andes Inc. completed a business combination wherein US Gold acquired Minera Andes and was renamed McEwen Mining Inc. See US Gold’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and other filings with the Securities and Exchange Commission, under the caption “Risk Factors”; and, Minera Andes’ Annual Information Form, filed on SEDAR (www.sedar.com), and its Form 40F, available on EDGAR (www.sec.gov), for additional information on risks, uncertainties and other factors relating to the forward-looking statements and information regarding the Company. All forward-looking statements and information made in this news release are qualified by this cautionary statement.

CAUTIONARY NOTE TO US INVESTORS

McEwen Mining prepares its resource estimates in accordance with standards of the Canadian Institute of Mining, Metallurgy and Petroleum referred to in Canadian National Instrument 43-101 (NI 43-101). These standards are different from the standards generally permitted in reports filed with the SEC. Under NI 43-101, McEwen Mining reports measured, indicated and inferred resources, measurements which are generally not permitted in filings made with the SEC. The estimation of measured resources and indicated resources involve greater uncertainty as to their existence and economic feasibility than the estimation of proven and probable reserves. U.S. investors are cautioned not to assume that any part of measured or indicated resources will ever be converted into economically mineable reserves. The estimation of inferred resources involves far greater uncertainty as to their existence and economic viability than the estimation of other categories of resources.

The NYSE and TSX have not reviewed and do not accept responsibility for the adequacy or accuracy of the contents of this news release, which has been prepared by management of McEwen Mining Inc.

For further information contact:

Jenya Meshcheryakova	Mailing Address
Investor Relations	181 Bay Street Suite 4750
Tel: (647) 258-0395	Toronto, ON M5J 2T3
Toll Free: (866) 441-0690	PO Box 792
Fax: (647) 258-0408	E-mail: info@mcewenmining.com